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EXHIBIT 23

                               HECHINGER COMPANY

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hechinger Company of our report dated February 27, 1997, included in the Annual Report to Stockholders of Hechinger Company for the year ended February 1, 1997.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-3182 and Form S-8 No. 33-27134) pertaining to the stock option plans of Hechinger Company, and in the Registration Statement (Form S-4 No. 33-31668) pertaining to the merger with HECO, Inc., and in the Registration Statement (Form S-8 No. 33-46867) pertaining to the 1991 Stock Incentive Plan of Hechinger Company, of our report dated February 27, 1997, with respect to the consolidated financial statements incorporated herein by reference of Hechinger Company in this Annual Report (Form 10-K) for the year ended February 1, 1997.



ERNST & YOUNG LLP

Washington, DC
April 28, 1997